Exhibit 99.B(i)(1)

Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA  19103-6996

Telephone:  (215) 988-2700

December 27, 2016

The RBB Fund, Inc.

Bellevue Park Corporate Center

103 Bellevue Parkway

Wilmington, Delaware  19809

Re:	Shares Registered by Post-Effective Amendment No. 207 to
Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 207 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended.  The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Abbey Capital Futures Strategy, Altair Smaller Companies, Bogle Investment Management Small Cap Growth, Boston Partners All-Cap Value, Boston Partners Emerging Markets Long/Short, Boston Partners Global Equity, Boston Partners Global Long/Short, Boston Partners Long/Short Equity, Boston Partners Long/Short Research, Boston Partners Small Cap Value II, WPG Partners Small/Micro Cap Value,  Campbell Dynamic Trend, Campbell Multi-Asset Carry, Free Market Fixed Income, Free Market International Equity, Free Market U.S. Equity, Matson Money Fixed Income VI, Matson Money International Equity VI, Matson Money U.S. Equity VI,   Schneider Small Cap Value,  Scotia Dynamic U.S. Growth, Summit Global Investments Small Cap Low Volatility, and Summit Global Investments U.S. Low Volatility Equity Portfolios:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Futures Strategy	RRRRR SSSSS TTTTT	100 million 100 million 100 million
Altair Smaller Companies	UUUUU	100 million
Bogle Investment Management Small Cap Growth	NNN OOO	100 million 100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Boston Partners All-Cap Value	VV WW	100 million 100 million
Boston Partners Emerging Markets Long/Short	WWWWW	100 million
Boston Partners Global Equity	CCCCC DDDDD	100 million 100 million
Boston Partners Global Long/Short	JJJJJ KKKKK	100 million 100 million
Boston Partners Long/Short Equity	III JJJ	100 million 100 million
Boston Partners Long/Short Research	AAAAA BBBBB	100 million 750 million
Boston Partners Small Cap Value II	DDD EEE	100 million 100 million
WPG Partners Small/Micro Cap Value	UUU	50 million
Campbell Dynamic Trend	VVVVV	100 million
Campbell Multi-Asset Carry	YYYYY	100 million
Free Market Fixed Income	DDDD	300 million
Free Market International Equity	CCCC	300 million
Free Market U.S. Equity	BBBB	300 million
Matson Money Fixed Income VI	NNNNN	100 million
Matson Money International Equity VI	MMMMM	100 million
Matson Money U.S. Equity VI	LLLLL	100 million
Schneider Small Cap Value	YY	100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Scotia Dynamic U.S. Growth	OOOOO PPPPP QQQQQ	100 million 100 million 100 million
Summit Global Investments Small Cap Low Volatility	AAAAAA BBBBBB CCCCCC	100 million 100 million 100 million
Summit Global Investments U.S. Low Volatility Equity	GGGGG HHHHH IIIII ZZZZZ	100 million 100 million 100 million 100 million

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate.  This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP